Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SANUWAVE Health, Inc.

Alpharetta, Georgia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-170301) of SANUWAVE Health, Inc. of our report dated March 26, 2013, relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K filed on March 26, 2013.

/s/ BDO USA, LLP

Atlanta, Georgia

June 21, 2013